Contacts:

Tripos, Inc.

John Yingling

Senior Vice President and Chief Financial Officer

(314) 647-1099

(Media only)

Waggener Edstrom Worldwide

Bioscience and Healthcare Practice

Lisa Osborne

Account Director

(202) 326-0793

lisao@waggeneredstrom.com

For Immediate Release

Jan. 2, 2007

Tripos Announces Definitive Agreement to Sell Discovery Research Business

Tripos to Dissolve and Distribute Remaining Corporate Assets Following Sales of Its Operating Units

ST. LOUIS and BUDE, England - Jan. 2, 2007 - Tripos, Inc. (Nasdaq: TRPS), today announced that it has entered into a definitive agreement to sell its U.K.-based Discovery Research business to Provid Pharmaceuticals Inc., a New Jersey-based drug discovery company. This sale, expected to close in the first quarter of 2007, was contemplated in Tripos' recently announced agreement to sell its Discovery Informatics business to San Francisco-based Vector Capital.

The Discovery Informatics and Discovery Research businesses will operate, following their respective sales, as independent, private companies committed to providing superior services to their current and prospective customers.

Provid Pharmaceuticals is a drug discovery service company engaged in the design, identification and optimization of novel lead compounds for pharmaceutical development. The company provides expert medicinal chemistry research services to the biotech and pharmaceutical industries.

"Tripos' board and management are pleased to announce the proposed sale of our Discovery Research division to an organization that shares a commitment to high quality, innovation and customer priorities. Provid is committed to the customer relationships that we have established and to the combination of design and chemistry that has enabled Tripos Discovery Research to build its business over the past nine years," said Dr. John P. McAlister, president and chief executive officer of Tripos. "The business will remain in Bude, England, and the new owners will retain the current management and staff of Tripos Discovery Research."

-more-

Tripos Announces Definitive Agreement to Sell Discovery Research Business                                                          Page 2

"With the agreement on this transaction, Tripos has now made provision for the sale of each of its principal business units to other strategic owners with resources committed to continuing and enhancing those businesses as private companies to maximize their potential for future success. Furthermore, we are providing our stockholders with a proposal that our board believes provides them with a greater certainty of value than the continued uncertainty of operating Tripos in its current form."

The Stock Sale

Tripos will sell the stock of its discovery research subsidiary for approximately $2.0 million, subject to adjustment based on net working capital, capital leasing debt, and property, plant and equipment formulas at closing. Tripos' board of directors has approved the transaction. This transaction is subject to numerous customary terms and conditions, including Provid's ability to obtain acquisition financing, receipt of certain customer consents, resolution of repayment obligations under certain British government economic development grants, and limited post-closing indemnification. Tripos will apply the proceeds of this sale to retire corporate-level obligations related to this business.

Tripos plans to file a proxy statement with the SEC containing more detailed information about the proposed asset sale to Vector, including additional information about estimated proceeds to stockholders. Following SEC review of the proxy statement, Tripos will schedule a special meeting of stockholders and distribute the proxy statement. It is currently anticipated that the special meeting will be held early in 2007.

General

This press release contains forward-looking statements concerning, among other things, Tripos' future prospects, including: (1) Tripos' ability to consummate the sale of its Discovery Informatics business to Vector; (2) Tripos' ability to consummate the sale of its Discovery Research business to Provid; (3) Tripos' ability to sell certain other assets, including its corporate headquarters building; (4) Tripos' ability to satisfy its creditors out of the proceeds of the foregoing transactions and other available resources; (5) Tripos' ability to offset corporate tax liabilities on the sale of assets through the utilization of net operating loss carryforwards; (6) Tripos' ability to distribute any remaining cash to its stockholders; (7) Tripos' ability to access the capital necessary to fund its business, including the availability of capital to replace its existing bank facility upon maturity and the potential need to issue common stock or warrants that could be dilutive to current stockholders; (8) Tripos' ability to assess, pursue and effect strategic alternatives to maximize stockholder value; (9) Tripos' ability to obtain an extension of its bank line of credit if the Vector and Provid transactions do not close before March 1, 2007; or (10) in the event that Tripos is unable to effect strategic transactions, additional steps that might need to be taken. These statements are based upon numerous assumptions that Tripos cannot control and involve risks and uncertainties that could cause actual results to differ. These statements should be understood in light of the risk factors set forth in the company's filings with the SEC, including, without limitations, those factors set forth in the company's Form 10-K for the fiscal year ended Dec. 31, 2005, and from time to time in the company's periodic filings with the SEC. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About Tripos, Inc.

Tripos (Nasdaq: TRPS) combines leading-edge technology and innovative science to deliver consistently superior chemistry-research products and services for the biotechnology, pharmaceutical and other life science industries. Within Tripos' Discovery Informatics (DI) business, the company provides software products and consulting services to develop, manage, analyze and share critical drug discovery information. Within Tripos' Discovery Research (DR) business, Tripos' medicinal chemists and research scientists partner directly with clients in their research initiatives, leveraging state-of-the-art information technologies and research facilities. Further information on Tripos can be found at http://www.Tripos.com.

-more-

Tripos Announces Definitive Agreement to Sell Discovery Research Business                                                          Page 3

About Provid Pharmaceuticals Inc.

Provid Pharmaceuticals is a chemistry-based drug discovery company located in North Brunswick, New Jersey. The company works with biotech and pharmaceutical companies, academic groups, and research institutes to help develop small molecule drug leads for their targets. Provid has expertise in structure-based drug design, biochemical assays, all aspects of medicinal chemistry, and has a leading position in peptide mimetics technology. More information is available at the company's web site, www.providpharma.com.

# # #

Tripos and the Tripos logo are registered trademarks of Tripos, Inc., and/or its affiliates in the United States and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.

Additional Information About the Transactions

Tripos, Inc., will file with the SEC a proxy statement and other documents regarding the proposed asset sale to Vector. Investors and security holders are urged to read the proxy statement when it becomes available because it will contain important information. A definitive proxy statement will be sent to Tripos, Inc.'s, shareholders seeking their approval of the transactions. Investors may obtain a free copy of the proxy statement and other documents filed by Tripos, Inc., with the Commission at the Commission's Web site at http://www.sec.gov, or by directing a request to John Yingling, Senior Vice President and Chief Financial Officer, Tripos, Inc., 1699 South Hanley Rd., St. Louis, MO 63144.

Participants in the Transactions

Tripos, Inc., and its directors and executive officers may be considered participants in the solicitation of proxies from Tripos, Inc.'s, shareholders in connection with the proposed transactions. Information about the directors and executive officers of Tripos, Inc., and their ownership of Tripos, Inc., stock is set forth in the proxy statement for Tripos, Inc.'s, 2006 annual meeting of shareholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.